UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18 , 2023, Nicholas Financial, Inc., a Florida corporation (“Nicholas-Florida”), and Nicholas Data Services, Inc., a Florida corporation (“NDS” and collectively with Nicholas-Florida, the “Borrowers”), two wholly-owned subsidiaries of Nicholas Financial, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) among the Borrowers and Westlake Capital Finance, LLC, a California limited liability company (the “Lender”), pursuant to which the Lender is providing the Borrowers a senior secured revolving credit facility in the principal amount of up to $50 million (the “Credit Facility”).

The Lender is an affiliate of Westlake Portfolio Management, LLC, a California limited liability company (“WPM”), the servicer of substantially all of Nicholas-Florida’s receivables under its automobile finance installment contracts and direct loans. We refer to the Lender and WPM collectively as “Westlake.”

The availability of funds under the Credit Facility is generally limited to an advance rate of between 70% and 85% of the value of the Borrowers’ eligible receivables. Outstanding advances under the Credit Facility will accrue interest at a rate equal to the secured overnight financing rate (SOFR) plus a specified margin, subject to a specified floor interest rate. For the quarter ending March 31, 2023, the Borrowers expect to incur interest payments between $0.7M and $0.9M. Unused availability under the Credit Agreement will accrue interest at a low interest rate. The commitment period for advances under the Credit Facility is two years. We refer to the expiration of that time period as the “Maturity Date.”

The Loan Agreement contains customary events of default and negative covenants, including but not limited to those governing indebtedness, liens, fundamental changes, and sales of assets. The Loan Agreement also requires the Borrowers to maintain (i) a minimum tangible net worth equal to the lower of $40 million and an amount equal to 60% of the outstanding balance of the Credit Facility and (ii) an excess spread ratio of less than 8.0%. Pursuant to the Loan Agreement, the Borrowers granted a security interest in substantially all of their assets as collateral for their obligations under the Credit Facility. If an event of default occurs, the Lender could increase borrowing costs, restrict the Borrowers’ ability to obtain additional advances under the Credit Facility, accelerate all amounts outstanding under the Credit Facility, enforce their interest against collateral pledged under the Loan Agreement or enforce such other rights and remedies as they have under the loan documents or applicable law as secured lenders.

If the Borrowers prepay the loan and terminate the Credit Facility prior to the Maturity Date, then the Borrowers would be obligated to pay the Lender a termination fee in an amount equal to a percentage of the average outstanding principal balance of the Credit Facility during the immediately preceding 90 days. If the Borrowers were to sell their accounts receivable to a third-party prior to the Maturity Date, then the Borrowers would be obligated to pay the Lender a fee in an amount equal to a specified percentage of the proceeds of such sale.

The proceeds of the Credit Facility were used in part to refinance the Company’s existing indebtedness under the Loan and Security Agreement dated as of November 5, 2021 among the Borrower, the lenders party thereto, and Wells Fargo Bank, N.A., as agent for lenders (the “WF Loan Agreement”).

Item 1.02 Termination of a Material Definitive Agreement.

On January 18, 2023, in connection with entering into the Loan Agreement as disclosed in Item 1.01, the Borrowers terminated the WF Loan Agreement, and the indebtedness under that agreement (consisting of a revolving line of credit in a maximum principal amount of $175 million (with an outstanding balance of approximately $43 million) was repaid in full. The Company did not incur any termination penalties in connection with the termination of the WF Loan Agreement.

A description of the material terms and conditions of the WF Loan Agreement is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed on November 8, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure responsive to this Item is incorporated herein by reference to Item 1.01.

Item 8.01 Other Events.

As previously disclosed, most recently in its quarterly report on Form 10-Q for the quarter ended September 30, 2022, as part of its restructuring plan, the Company is scaling down origination of automobile finance installment contracts and is no longer originating direct consumer loans. Consistent with this significant reduction in footprint, the Company has reduced its workforce to 18 employees as of January 18, 2023.

As previously disclosed, the Company anticipates that execution of its evolving restructuring plan will free up capital and permit the Company to allocate excess capital to increase shareholder returns, whether by acquiring loan portfolios or businesses or by investing outside of the Company’s traditional business. The Company expects that the refinancing reported above reduces the limitations on use of its capital. However, the overall timeframe and structure of the Company’s restructuring remains uncertain.

Cautionary Statement on Forward-Looking Information

This Current Report on Form 8-K contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on management’s current beliefs and assumptions, as well as information currently available to management. When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend” and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected or implied in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. As a result, actual results could differ materially from those indicated in these forward-looking statements. Forward-looking statements in this Current Report include, without limitation, statements about (1) the expected benefits, costs and timing of the Company’s restructuring and change in operating strategy; (2) the availability and use of excess capital (including by acquiring loan portfolios or businesses or by investing outside of the Company’s traditional business); and (3) limitations on the use of capital. These statements are subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements, including without limitation:

• the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing and financing arrangements with Westlake (including without limitation the expected reduction in overhead, streamlining of operations or reduction in compliance risk), do not materialize to the extent expected or at all, or do not materialize within the timeframe targeted by management;

• the risk that the actual servicing fees paid by the Company under the Westlake servicing agreement, which the Company expects to classify as administrative costs on its financial statements, exceed the amounts estimated;

• the risk that the actual interest payments made by the Company under the Loan Agreement exceed the range estimated;

• the risk that the actual costs of the exit and disposal activities in connection with the consolidation of workforce and closure of offices exceed the Company’s estimates or that such activities are not completed on a timely basis;

• the risk that the Company underestimates the staffing and other resources needed to operate effectively after consolidating its workforce and closing offices;

• uncertainties surrounding the Company’s success in developing and executing on a new business plan; and

• uncertainties surrounding the Company’s ability to use any excess capital to increase shareholder returns, including without limitation, by acquiring loan portfolios or businesses or investing outside of the Company’s traditional business; and

•
the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements included in this Current Report are based on information available to the Company as the date of filing of this Current Report, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the SEC, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: January 23, 2023	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)